UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2009

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	26-1631624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On March 18, 2009, Air Transport Services Group, Inc. announced that its wholly owned subsidiary, ABX Air, Inc. ("ABX"), had entered into a memorandum of understanding ("MOU") with DHL pursuant to which DHL would have the option to lease up to four (4) Boeing 767-200 freighter aircraft from ABX and would also assume financial responsibility for the capital leases for five (5) other Boeing 767 aircraft that ABX is currently operating on behalf of DHL under an ACMI agreement between the parties. The MOU provided that either party could terminate the MOU after April 10, 2009, in the event the parties did not enter into a definitive agreement by that date. On April, 9, 2009, DHL and ABX amended to April 30, 2009, the date after which either party can terminate the MOU.

DHL and ABX are continuing to work through the transaction documentation and, on April 30, 2009, amended to May 15, 2009, the date after which either party can terminate the MOU in the event they have not entered into a definitive agreement by that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Transport Services Group, Inc.

Date: May 01, 2009	By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. VP, Corporate General Counsel & Secretary